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                                                                    EXHIBIT 23.2


PRICEWATERHOUSECOOPERS [LOGO]


                                                      PricewaterhouseCoopers LLP
                                                      One Lincoln Center
                                                      Syracuse NY  13202
                                                      Telephone (315) 474 8541
                                                      Facsimile (315) 474 0259






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion of this registration statement on Form S-1 of our report dated January 16, 1998, except for Note 12 as to which the date is September 15, 1998, on our audits of the financial statements of The Oneida Savings Bank. We also consent to the reference to our firm under the caption "EXPERTS".


/s/ PricewaterhouseCoopers LLP

Syracuse, New York
September 15, 1998